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                          MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                          17a-7  (PORTFOLIO TRADES WITH  AFFILIATES)
                          FOR THE PERIOD  MAY 1, 1999 -JULY 31 , 1999
   TRANSACTION                                SHARES/      LOCAL                US $
      DATE       SECURITY                       PAR        PRICE     CURREN     VALUE

EUROPEAN REAL ESTATE PORTFOLIO
        06/29/99 Compagnie Fonciere Klepierre    1,220       91.9000   EU        115,930
        07/12/99 Dunloe Ewart Plc               63,900        0.3850   EU         24,940
        07/12/99 NHP Plc                         5,300        1.7000   UK         14,017
        07/15/99 Fonciere Klepierre                760       91.2500   EU         70,882
        07/16/99 Sponda OYJ                     10,700        4.6100   EU         52,506
        07/21/99 Dunloe Ewart Plc               80,900        0.3850   EU         32,800
        07/21/99 Dunloe Ewart Plc              247,040        0.3850   EU        100,159
        07/26/99 Castellum AB                    5,780       77.5000   SW         53,932
        07/26/99 Diligentia AB                   6,600       65.0000   SW         51,806
        07/26/99 Tornet Fastghets AB             2,550      114.5000   SW         35,153

GLOBAL EQUITY PORTFOLIO
        05/07/99 Bayer AG                        1,500       39.4500   EU         63,838
        05/07/99 BF Goodrich                     2,000       45.0000   US         90,000
        05/07/99 Elf Acquitance                  1,100      140.5000   EU        166,728
        05/07/99 Holderbank Finance Glaris-B        30    1,943.0000   SX         39,092
        05/07/99 Koninklijke Philips Electron    3,000       80.7500   EU        261,338
        05/07/99 Rhone-Poulenc-A                 1,700       45.8000   EU         83,995
        05/07/99 Unicom Corporation                500       39.6250   US         19,812
        05/10/99 Fuji Photo Film Japan           2,000    4,590.0000   JN         76,119
        05/13/99 Cadiz Land Company Inc.        46,000        9.0000   US        413,986
        07/15/99 NCR Corporation                 1,700       52.6250   US         89,463
        07/15/99 NCR Corporation                10,000       52.6250   US        526,250
        07/16/99 BJS Wholesale Club Inc.           850       31.4575   US         26,721
        07/16/99 BJS Wholesale Club Inc.         2,400       31.4575   US         75,447
        07/16/99 BJS Wholesale Club Inc.         3,050       31.4575   US         95,881
        07/16/99 BJS Wholesale Club Inc.           600       31.4575   US         18,862
        07/16/99 BJS Wholesale Club Inc.         4,900       31.4575   US        154,039
        07/16/99 BJS Wholesale Club Inc.           850       31.4575   US         26,721
        07/16/99 BJS Wholesale Club Inc.           200       31.4575   US          6,287
        07/16/99 BJS Wholesale Club Inc.           600       31.4575   US         18,862
        07/19/99 Cadiz Inc.                      1,300        9.8750   US         12,838
        07/19/99 Cadiz Inc.                     33,400        9.8750   US        329,825
        07/19/99 Comsat Corp.                    9,850       35.9375   US        353,984


SELLER                                                 BUYER


MSDWIF European Real Estate Portfolio                  MSDWISEC International Retail Fund
MSDWIF European Real Estate Portfolio                  Ducato Gestioni Real Estate
MSDWIF European Real Estate Portfolio                  MS SICAV Global Small Cap
MSDWIF European Real Estate Portfolio                  Ducato Gestioni Real Estate
MSDWIF European Real Estate Portfolio                  MS SICAV Euro Real Estate
MSDWIF European Real Estate Portfolio                  Stichting Pensioenfonds Buhrmann
MSDWIF European Real Estate Portfolio                  Ducato Gestioni Real Estate
MSDWIF European Real Estate Portfolio                  MSDWISEC International Retail Fund
MSDWIF European Real Estate Portfolio                  MSDWISEC International Retail Fund
MSDWIF European Real Estate Portfolio                  MSDWISEC International Retail Fund


Manufacturers Investment Trust                         MSDWIF Global Equity Portfolio
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
Manufacturers Investment Trust                         MSDWIF Global Equity Portfolio
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
MSDWIF Global Equity Portfolio                         Manufacturers Investment Trust
Metal Industries Provident Fund                        MSDWIF Global Equity Portfolio
Bireley's Orange Japan                                 MSDWIF Global Equity Portfolio
MSDWIF Global Equity Portfolio                         Fortis Series Fund
MSDWIF Global Equity Portfolio                         Spicers Financial Services Limited
MSDWIF Global Equity Portfolio                         New Zealand Guardian Trust
MSDWIF Global Equity Portfolio                         AMAS Limited
MSDWIF Global Equity Portfolio                         Advance Asset Management
MSDWIF Global Equity Portfolio                         Metal Industries Provident Fund
MSDWIF Global Equity Portfolio                         MSDW OEIC Global Equity Fund
MSDWIF Global Equity Portfolio                         Southland
Kuwait Fund For Arab Economic Development              MSDWIF Global Equity Portfolio
Bireley's Orange Japan                                 MSDWIF Global Equity Portfolio
MS SICAV Global Equity                                 MSDWIF Global Equity Portfolio


* All Transactions were completed in accordance with Rule 17a-7 and Board-approved Rule 17a-7 procedures.

EU - European Monetary Unit                  GE - Deutche Marks      NF -Netherlands Guilder
UK -British Pound                            AU - Australia          IT- Irish Punts
SW -Swedish Krona                            NO -Norwegian Krona     FI  -Finnish Markka
US -United States Dollar                     DE- Danish Krone        SP- Spanish Peseta
SX -Swiss Franc                              FR - French Franc       JN -Japanese Yen
JN -Japanese Yen                             IV -Italian Lira        HK  - Hong Kong Dollars

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